FORM OF DEBENTURE

NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. NEITHER THIS DEBENTURE NOR ANY SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE DEBENTURES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE ACT.

ROOMLINX, INC.

CONVERTIBLE DEBENTURE

$____________	__________, 2007

FOR VALUE RECEIVED, the undersigned RoomLinX, Inc., a Nevada corporation (referred to herein as "Borrower" or the "Company"), promises to pay to the order of [_______________________] ("Lender"), the principal sum of [__________________] Dollars ($_______________), or such lesser principal amount as is then outstanding on the five (5) year anniversary from the date hereof (the "Maturity Date"), and interest thereon at a rate equal to six percent (6%) per annum (the "Interest Rate"), payable on the last day of each calendar quarter. The principal balance then outstanding under this convertible debenture ("Debenture") plus accrued but unpaid interest shall be paid in full on the Maturity Date along with payment of any other amounts due hereunder.

Notwithstanding any other provision hereof, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Interest due hereunder is payable in lawful money of the United States of America to the Lender at the address set forth in the Securities Purchase Agreement (hereinafter defined) or, at the election of the Company upon ten (10) days prior written notice to the Lender, (i) upon or after the occurrence of the Triggering Event (as hereinafter defined), in shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”), at the rate of $.025 per share, or a ten percent (10%) discounted stock price from the average market price for the twenty (20) business days preceding the interest payment date, whichever is greater, or (ii) prior to the occurrence of the Triggering Event in shares of Series B Preferred Stock, par value $.20 per share, of the Company (“Series B Stock”), at a rate such that the Series B Stock so paid as interest hereunder would convert into the same number of shares of Common Stock as if the interest had in fact been paid in shares of Common Stock.  For purposes hereof, the “Triggering Event” shall mean and have been deemed to have occurred immediately upon the delivery from the Company to the Lender of a written certification that it has a sufficient number of shares of Common Stock authorized and available to provide for the issuance of the Common Stock into which the principal and accrued interest under this Debenture may be converted pursuant to Section 1(a)(i) hereof.

This Debenture is issued pursuant to that certain Securities Purchase Agreement ("Securities Purchase Agreement"), executed by the Borrower and Lender as of the date hereof. The terms and conditions of the Securities Purchase Agreement and all other documents and instruments delivered in connection therewith (collectively, the "Loan Documents") are incorporated by reference herein and made a part hereof.  All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Securities Purchase Agreement.

Section 1.  Conversion.

(a)           At any time from the date hereof through the date that this Debenture is paid in full, Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, (i) upon or after the occurrence of the Triggering Event, into shares of Common Stock at a conversion price equal to $.02 per share of Common Stock, subject to adjustment as provided herein (the "Conversion Price"), or (ii) prior to the occurrence of the Triggering Event, into shares of Series B Stock, at a conversion price such that such Series B Stock would convert into the same number of shares of Common Stock as if the conversion had in fact been made into shares of Common Stock; provided, however, that at no time shall Lender, together with any “affiliates” of Lender (as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) “beneficially own” (as defined in the Exchange Act) in excess of Four and 99/100 percent (4.99%) of the outstanding shares of Common Stock of the Company.  Accordingly, Lender may not convert any portion of this Debenture if, as a result of such conversion, Lender (together with Lender’s affiliates) would beneficially own in excess of Four and 99/100 percent (4.99%) of the outstanding shares of Common Stock of the Company, inclusive of shares of Common Stock beneficially owned by the Lender and acquired other than through conversion of this Debenture, without the prior written consent of the Company.

(b)           Subject to the limitations of Section 1(a), Lender may convert this Debenture at the then applicable Conversion Price by the surrender of this Debenture (properly endorsed) to the Company at the principal office of the Borrower, together with the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Debenture to be converted.  The “Conversion Date” shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Lender shall not be required to physically surrender Debentures to the Borrower unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount converted and the date of such conversions. The Lender and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. In the event of the conversion of all or a portion of this Debenture, a certificate or certificates for the securities so converted, as applicable, registered in the name of the Lender, shall be delivered to the Lender as soon as practicable after the receipt by Borrower of this Debenture and Lender's Notice of Conversion.

(c)           In addition to the conversion rights above, the Lender shall have the right, in its sole discretion, to convert the principal balance of this Debenture then outstanding plus accrued but unpaid interest, in whole or in part, into equity securities of the Borrower being issued in any private offering of equity or equity-linked securities of the Company consummated prior to the one (1) year anniversary from the date hereof, upon the terms and conditions of such offering, at a conversion price equal to the then effective Conversion Price, subject to the limitations set forth in Section 1(a) thereof.

Section 2.  Conversion Price Adjustment.

(a)           If the Borrower, at any time while this Debenture is outstanding, (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           In case of any consolidation or merger of the Borrower with or into another corporation or the conveyance of all or substantially all of the assets of the Borrower to another corporation, this Debenture shall thereafter be convertible (to the extent such conversion is permitted hereunder) into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Borrower deliverable upon conversion of this Debenture would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of this Debenture, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Debenture.

Section 3.  Change of Control.  In the event a non-affiliated third party acquires voting rights in the Company in excess of fifty percent (50%) in one or a series of related transactions, the Lender may elect to have the Debenture redeemed by the Company for its principal balance then outstanding plus all accrued, but unpaid, interest payments, by making a request to the Company therefor.  The Company shall satisfy the redemption request in cash or shares of Common Stock, at the Lender’s election.

Section 4.  Transferability.  This Debenture and any of the rights granted hereunder are freely transferable by the Lender, in its sole discretion, subject to federal and state securities law restrictions, if any.

Section 5.  Reservation of Stock.  The Borrower covenants that, it will at all times reserve and keep available out of its authorized and unissued shares of Series B Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the Series B Stock as shall be issuable upon the conversion of the outstanding principal of this Debenture and accrued interest thereon, and upon and after the occurrence of the Triggering Event, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lender, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of this Debenture.  The Borrower covenants that all shares of Common Stock that shall be so issuable and all shares of Series B Stock that may be issuable upon conversion of this Debenture shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.  No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Debenture other than such as have been met or obtained. The execution, delivery and performance of this Debenture and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or the securities issuable upon conversion of this will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of incorporation or by-laws of the Borrower or any mortgage, indenture, contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

Section 6.  No Fractional Shares.  Upon a conversion hereunder the Borrower shall not be required to issue stock certificates representing fractions of shares of Series B Stock or Common Stock, and in lieu of any fractional shares which would otherwise be issuable, the Borrower shall issue the next highest whole number of shares of Series B Stock or Common Stock, as the case may be.

Section 7.  Event of Default.   In the event this Debenture is not paid in full or converted on or prior to sixty (60) days after the Maturity Date (an “Event of Default”), then the Interest Rate shall increase to eighteen percent (18%) per annum and the Conversion Price shall be reduced to $.01 per share immediately following such Event of Default.

Borrower agrees that in the event any amounts due and payable hereunder are collected by law or through an attorney at law, it shall pay all costs of collection, including, without limitation, reasonable attorney's fees.

Nothing herein shall limit any right granted to Lender by any other instrument or document or by law or equity.

Section 8.  Registration Rights.  The Lender is entitled to certain registration rights with respect to the Common Stock issuable upon conversion of this Debenture as set forth in the Securities Purchase Agreement.

Section 9.  Notices.  Any and all notices, requests, documents or other communications or deliveries required or permitted to be given or delivered hereunder shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

Section 10.  Governing Law.  This Debenture and the provisions hereof are to be construed according to and are governed by the laws of the State of Colorado, without regard to principles of conflicts of laws thereof.

Section 11.  Successors and Assigns.  Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Lender.

Section 12.  Amendment.  This Debenture may be modified or amended or the provisions hereof waived with the written consent of the holders of a majority of the then outstanding principal amount of Debentures and the Company.

Section 13.  Severability.  Wherever possible, each provision of this Debenture shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Debenture shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Debenture.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ROOMLINX, INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION
To Be Executed by the Lender
in Order to Convert Debenture

The undersigned Lender hereby elects to convert $__________ currently outstanding and owed under the Convertible Debenture issued to [______________________] at a Conversion Price of $_____________ (the "Debenture") and to purchase ___________ shares of           [circle one: Series B Preferred Stock / Common Stock] of RoomLinX, Inc. issuable upon conversion of such Debenture, and requests that certificates for such securities shall be issued in the name of:

___________________________________________________________
(please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

and be delivered as follows:

___________________________________________________________
please print or type name and address)

___________________________________________________________
(please insert social security or other identifying number)

Lender Name:________________________________________________

By:________________________________________________________
      Name:
      Title:

Conversion Date:___________________________________________